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                                                                     EXHIBIT 11
                       L-3 COMMUNICATIONS HOLDINGS, INC.
                    COMPUTATION OF BASIC EARNINGS PER SHARE
                        AND DILUTED EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


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
                                                  THREE MONTHS          NINE MONTHS         SIX MONTHS
                                                      ENDED                ENDED               ENDED
                                                September 30,1998    September 30,1998   September 30,1997
                                                -----------------    -----------------   -----------------
BASIC:
   Net income                                        $ 10,467             $ 18,690           $  3,957
                                                     ========             ========           ========

   Weighted average common share outstanding           27,364               23,870             20,000
                                                     ========             ========           ========

   Basic earnings per share                          $   0.38             $   0.78           $   0.20
                                                     ========             ========           ========


DILUTED:
    Net income                                       $ 10,467             $ 18,690           $  3,957
                                                     ========             ========           ========

Common and potential common shares:
    Weighted average common shares outstanding         27,364               23,870             20,000
    Assumed exercise of options                         2,883                2,802               --
    Assumed purchase of common shares for treasury     (1,584)              (1,628)              --
                                                     --------             --------           --------

    Common and potential common shares                 28,663               25,044             20,000
                                                     ========             ========           ========

    Diluted earnings per share                       $   0.37             $   0.75           $   0.20
                                                     ========             ========           ========
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